SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): September 19, 2007
                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                  001-09097               31-1095548
(State or other jurisdiction     (Commission File No.)       (IRS Employer
 of incorporation                                          Identification No.)

    2875 Needmore Road, Dayton, Ohio                                 45414
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events.

On September 19, 2007, Progress Energy (NYSE:PGN), the purchaser of REX Stores Corporation's partnership interest in the Colona synthetic fuel investments, announced that it had idled production at its majority owned synthetic fuel facilities as higher oil prices have increased the likelihood that Section 29/45K tax credits would be reduced or phased out in 2007. Production of synthetic fuel was expected to cease at the end of 2007 as the Section 29/45K tax credits cannot be earned from production occurring after December 31, 2007. Reflecting this announcement, the Company does not expect future income from the sale of its Colona synthetic fuel interests. This could change, should production resume at the idled facilities.

At the end of the second quarter, the Company estimated the phase out of income from synthetic fuel sales to be 25%. Based upon the recent price of oil, the Company expects the phase out of income from synthetic fuel sales to increase.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             REX STORES CORPORATION



Date: September 20, 2007                   By:  /s/ DOUGLAS L. BRUGGEMAN
                                          -----------------------------
                                          Name:  Douglas L. Bruggeman
                                          Title: Vice President-Finance,
                                                 Chief Financial Officer and
                                                 Treasurer



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